UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – October 18, 2018

ONCOR ELECTRIC DELIVERY COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Woodall Rodgers Fwy., Dallas, Texas 75202

(Address of principal executive offices, including zip code)

Registrants’ telephone number, including Area Code – (214) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	REGULATION FD DISCLOSURE.

On October 18, 2018, Oncor Electric Delivery Company LLC (“Oncor”) and Sempra Energy (“Sempra”), the indirect owner of 80.25 percent of Oncor’s outstanding membership interests, issued a joint press release announcing transactions pursuant to which Oncor will acquire all of the outstanding equity of InfraREIT, Inc. (“InfraREIT”) and all of the limited partnership units of its subsidiary, InfraREIT Partners LP (the “InfraREIT Acquisition”).

Sempra and Oncor senior management plan to hold a conference call on Thursday, October 18, 2018 at 12:00 PM Eastern Time to discuss the InfraREIT Acquisition and will refer to a slide presentation referred to below and being furnished herewith. Investors, media, analysts and the public may listen to a live webcast of the conference call on Sempra’s website, www.sempra.com, by clicking on the appropriate audio link. Those who wish to participate in the call live may do so in the US and Canada by dialing (888) 204-4368 and entering passcode 3162523 or internationally by dialing (323) 994-2082 and entering passcode 3162523. For those unable to obtain access to the live webcast, the teleconference will be available on replay a few hours after its conclusion on Sempra’s website or by dialing (888) 203-1112 and entering passcode 3162523.

The press release is furnished herewith as Exhibit 99.1 and the slide presentation distributed in connection with the conference call is furnished herewith as Exhibit 99.2.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of Oncor under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended.

Item 8.01.	OTHER EVENTS

On October 18, 2018, Oncor and Sempra announced the signing of definitive agreements relating to the InfraREIT Acquisition. The InfraREIT Acquisition will occur through the merger of InfraREIT with and into a newly formed wholly owned subsidiary of Oncor, followed by the merger of another newly formed wholly owned subsidiary of Oncor with and into InfraREIT Partners, LP (“InfraREIT Partners”), which is a subsidiary of InfraREIT. InfraREIT’s stockholders and the limited partners of InfraREIT Partners will receive $21.00 in cash per share of common stock or limited partnership unit, as applicable. Total purchase price based on the number of shares and partnership units of InfraREIT and InfraREIT Partners currently outstanding is approximately $1.275 billion, plus Oncor would bear certain transaction costs incurred by InfraREIT (including a management agreement termination fee of approximately $40.5 million that InfraREIT has agreed to pay Hunt Consolidated, Inc. at closing). The acquisition also includes InfraREIT’s outstanding debt, which totaled an aggregate of approximately $945 million at June 30, 2018.

As a condition to the InfraREIT Acquisition, InfraREIT’s subsidiary, Sharyland Distribution & Transmission Services, L.L.C. (“SDTS”), and SDTS’s tenant, Sharyland Utilities, L.P. (“Sharyland”), will complete an asset exchange immediately prior to the closing of the InfraREIT Acquisition, pursuant to which SDTS will exchange its south Texas assets for certain assets owned by Sharyland (the “Asset Exchange” and, together with the InfraREIT Acquisition, the “Transactions”). As result, upon closing of the Transactions, Oncor will own all of SDTS’s and Sharyland’s assets and projects in north, central and west Texas and Sharyland will own its and SDTS’s assets in south Texas.

The Transactions also contemplate that Sharyland and Sempra will enter into an agreement whereby Sempra will acquire an indirect 50 percent limited partnership interest in Sharyland. The closing of Sempra’s purchase is a requirement to closing of the Asset Exchange. The Transactions also provide for Oncor to enter into an agreement with Sharyland at closing of the Transactions pursuant to which Oncor will operate and maintain Sharyland’s assets following closing of the Transactions. The Transactions require approvals by the Public Utility Commission of Texas and Federal Energy Regulatory Commission, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the satisfaction of other regulatory requirements, certain lender consents and other customary closing conditions. Additionally, the purchase of InfraREIT requires approval by its shareholders.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements relating to Oncor within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. All statements in this Current Report on Form 8-K, other than statements of historical facts (often, but not always, through the use of words or phrases such as “intends,” “plans,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “should,” “projection,” “target,” “goal,” “objective” and “outlook”), are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future results may differ materially from those expressed in the forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the timing of the anticipated Transactions, and any of the applicable parties’ post-acquisition plans and intentions, and other statements that are not historical facts. The following important factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the satisfaction of conditions to closing the definitive agreements for the transactions; obtaining required governmental, regulatory and lender approvals that may delay the transactions or result in the imposition of conditions that could cause the parties to abandon the transactions or be onerous to Oncor; the expected timing to consummate the proposed transactions; the risk that the businesses will not be integrated successfully; the risk that any potential cost savings and any other potential synergies from the transactions may not be fully realized or may take longer to realize than expected; disruption from the transactions making it more difficult to maintain relationships with customers, employees or suppliers; and the diversion of management time and attention to issues related to the transactions. Further discussion of risks and uncertainties that could cause actual results to differ materially from management’s current projections, forecasts, estimates and expectations is contained in filings made by Oncor with the U.S. Securities and Exchange Commission (the “SEC”). Specifically, Oncor makes reference to the section entitled “Risk Factors” in its annual and quarterly reports. Any forward-looking statement speaks only as of the date on which it is made, and Oncor undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

In connection with the proposed transactions, InfraREIT expects to file a proxy statement and other documents with the SEC. This report does not constitute a solicitation of any vote or proxy from any stockholder of InfraREIT. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Any definitive proxy statement (if and when available) will be mailed to the stockholders of InfraREIT. Investors and stockholders will be able to obtain these materials (if and when they are available) free of charge at the SEC’s website, www.sec.gov. Investors and stockholders may also read and copy any reports, statements and other information filed by InfraREIT at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please visit the SEC’s website for further information on its public reference room. When available, the proxy statement and other pertinent documents may also be obtained free of charge at the Investor Relations section of InfraREIT’s website, http://infrareitinc.com, or by directing a written request to InfraREIT, Inc., Attention: Corporate Secretary, 1900 North Akard Street, Dallas, Texas 75201.

Participants in the Solicitation

Oncor, InfraREIT and their respective directors, executive officers and certain other employees may be deemed to be participants in the solicitation of proxies from the InfraREIT stockholders in connection with the proposed InfraREIT Acquisition. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Oncor’s directors and executive officers by reading Oncor’s Registration Statement on Form S-4, which was filed with the SEC on April 5, 2018, and Oncor’s Current Report on Form 8-K, which was filed with the SEC on July 19, 2018. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of InfraREIT’s directors and executive officers by reading InfraREIT’s definitive proxy statement for its 2018 Annual Meeting of Stockholders, which was filed with the SEC on March 22, 2018. Additional information regarding potential participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement and other relevant materials filed with the SEC in connection with the proposed InfraREIT Acquisition when they become available.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits. The following exhibits are furnished herewith:

Exhibit Number	Description

99.1	Joint Press Release of Oncor Electric Delivery Company LLC and Sempra Energy, issued October 18, 2018.

99.2	Slide presentation dated October 18, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC

/s/ Don J. Clevenger
Don J. Clevenger Senior Vice President and Chief Financial Officer

Dated: October 18, 2018